Exhibit 99.1

9 October 2015

BETWEEN:

DSV A/S

LOUVRE ACQUISITIONCO, INC.

P2 CAPITAL PARTNERS, LLC

AND

THE SHAREHOLDERS NAMED HEREIN

IRREVOCABLE VOTING UNDERTAKING
relating to Convertible Preference Shares and Company Ordinary Shares

This Deed is executed and delivered on 9 October 2015

Parties:

(1)	DSV A/S, a Danish corporation with an address of Hovedgaden 630, DK-2640 Hedehusene, Denmark (“Parent”);

(2)	Louvre Acquisitionco, Inc., a BVI Business Company whose registered office is at Commerce House, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (“Merger Sub”);

(3)	P2 Capital Partners, LLC of 590 Madison Avenue, 25th Floor, New York, New York 10022 (“P2”); and

(3)	The persons whose names are set out in Item 1 of Schedule 1 (each, a “Shareholder”).

Introduction:

(A)	On the date hereof, Parent, UTi Worldwide, Inc. (the “Company”) and Merger Sub have entered into the Merger Agreement pursuant to which Parent, Company and Merger Sub have agreed to implement an acquisition of the Company by way of a merger between Merger Sub (a wholly owned Subsidiary of Parent) and the Company under the provisions of the BVI Act (the “Merger”).

(B)	The Shareholders have irrevocably agreed, subject to the terms of the Deed, to vote their Shares in accordance with the provisions of this Deed.

(C)	Under the terms of the Merger, the Shareholders will receive the Merger Consideration for each Company Ordinary Share cancelled and the Preference Merger Consideration for each Convertible Preference Share cancelled.

It is agreed as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

Capitalized terms used in this Deed and not otherwise defined shall have the meanings given to them in the Merger Agreement and the following terms shall have the following meanings:

(a)	“As-Converted Basis” has the meaning given to such term in the Memorandum;

(b)	“Confidential Information” means this Deed, the Merger Agreement and the other transaction documents related to the Merger, and information relating to the provisions and the process of their negotiation, and includes written information and information transferred or obtained orally, visually, electronically or by any other means;

(c)	“Deed” means this document, including any schedule or annexure to it;

(d)	“Dispose” means sell, transfer, assign, exchange, cancel, convert, declare a trust over, Encumber or otherwise dispose of, or agree to accept or do any of those things;

(e)	“Dissent” means the right of dissent in relation to the Merger pursuant to the provisions of Section 179 of the BVI Act;

(f)	“Encumbrance” means a mortgage, charge, pledge, lien, hypothecation, grant of voting rights to a third party, or an agreement or arrangement to create any of them (and/or any agreement or arrangement having equivalent effect) and “Encumber” has a corresponding meaning;

(g)	“General Company Meeting” means a meeting of the shareholders of the Company convened for the purpose of obtaining the Required Shareholder Approval, but excluding for the avoidance of doubt the Ordinary Class Meeting;

(h)	“Governance Agreement” means the amended and restated letter agreement between P2 and the Company dated February 26, 2014 (as amended from time to time in accordance with the terms thereof);

(i)	“Merger” has the meaning ascribed to it in Recital A;

(j)	“Merger Agreement” means the merger agreement entered into among Parent, Merger Sub and the Company on the date of this Deed, as the same may be amended or restated pursuant to the terms thereof (but excluding any Relevant Amendment);

(k)	“Nominee” means a bank, broker or other nominee in whose name the Voting Shares beneficially owned by the Shareholders are registered;

(l)	“Notice of Meeting” means the notice of the General Company Meeting and explanatory statement required to be sent to shareholders of the Company in accordance with Section 170(5)(b) of the BVI Act in relation to the Merger, as the same may be amended from time to time;

(m)	“Permitted Disposal” means one or more transfers or disposals of up to 5,254,185 Company Ordinary Shares in the aggregate by P2 Capital Master Fund VIII, LLC provided that (i) such transfer or disposal is legally required by the terms of the Prior Agreements; and (ii) where the Prior Agreements allow for a period of time to effect such a transfer or disposal, it shall only constitute a Permitted Disposal if the transfer or disposal is effected on the last permissible day for such transfer or disposal under the terms of the Prior Agreements.

(n)	“Prior Agreements” means those agreements between a certain investor in P2 Capital Master Fund VIII, LLC, a fund managed by P2, which is the legal owner of 5,254,185 Company Ordinary Shares, and P2, and certain of its affiliates, entered into prior to the date hereof and relating, among other things, to the potential disposition of some or all of such Company Ordinary Shares to such investor or otherwise.

(o)	“Relevant Amendment” means any (i) reduction of, change in the timing or manner of payment of, or change in the form of consideration constituting the Merger Consideration or Preference Merger Consideration set out in Article III of the Merger Agreement (as of the date hereof), or (ii) any amendment, modification or waiver of any provision of the Merger Agreement (as of the date hereof) that is disproportionately and materially adverse to P2 or any Shareholder or any manager or employee thereof who is an Indemnified Party (as compared to other shareholders of the Company or other Indemnified Parties, as applicable), in each case without the prior written consent of P2.

(p)	“Voting Shares” means (i) the securities set out in Item 2 of Schedule 1; (ii) any other Company Ordinary Shares or Convertible Preference Shares owned by, or in respect of which voting is directed by, P2, the Shareholders or any of their Affiliates from time to time; and (iii) any securities attaching to or arising out of any of the foregoing securities.

1.2.	Interpretation

(a)	Reference to:

(i)	one gender includes the other;

(ii)	the singular includes the plural and the plural includes the singular;

(iii)	a party includes the party’s executors, administrators, successors and permitted assigns;

(iv)	an enactment (which includes any legislation in any jurisdiction) includes:

(A)	that enactment as amended or re-enacted;

(B)	any enactment which replaces that enactment; and

(C)	another enactment made under that enactment; and

(v)	an agreement includes that agreement as amended or restated from time to time (except to the extent specified herein);

(vi)	including and similar expressions are not words of limitation.

(b)	Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

(c)	Headings and any table of contents or index are for convenience only and do not form part of this Deed or affect its interpretation.

(d)	The parties have jointly participated in negotiating and drafting this Deed and no provision of this Deed is intended to be construed to the disadvantage of a party merely because that party was deemed to be responsible for the preparation of the Deed or the inclusion of the provision in the Deed.

(e)	If an act must be done on a specified day which is not a Business Day, it must be done instead on the next Business Day.

2.	VOTING AGREEMENT AND UNDERTAKING

2.1.	Except where (a) the Company effects or has effected a Company Change of Recommendation in accordance with the terms of the Merger Agreement; or (b) there has been a Relevant Amendment, each Shareholder irrevocably agrees, undertakes and covenants:

(a)	to provide the Preferred Shareholder Approval and vote all its Convertible Preference Shares in favour of any resolution presented to the holders of the Convertible Preference Shares as a separate class to approve all matters reasonably necessary for the consummation of the Merger in accordance with the Merger Agreement or provide a written consent of the holders of the Convertible Preference Shares with respect thereto in accordance with the Memorandum;

(b)	to vote all its Voting Shares against any resolution presented to shareholders (including to the holders of the Convertible Preference Shares as a separate class) to approve any Company Alternative Proposal;

(c)	to vote (or, where any Voting Shares are held by a Nominee on the Shareholder’s behalf, to procure that the Nominee votes) all its Company Ordinary Shares and its Convertible Preference Shares (voting on an As-Converted Basis with the Company Ordinary Shares as a single class in accordance with clause 12.6(a) of the Memorandum) representing up to a maximum of 19.99% of the total voting power of all Shares in favour of the Company Required Shareholder Approval and the resolutions set out in the Notice of Meeting presented to the holders of the Company Ordinary Shares and Convertible Preference Shares voting as a single class to approve all matters reasonably necessary for the consummation of the Merger in accordance with the Merger Agreement at the General Company Meeting;

(d)	to vote (or, where any Voting Shares are held by a Nominee on the Shareholder’s behalf, to procure that the Nominee votes) all its Company Ordinary Shares and its Convertible Preference Shares (voting on an As-Converted Basis with the Company Ordinary Shares as a single class in accordance with clause 12.6(a) of the Memorandum) representing voting power which exceeds 19.99% of the total voting power of all Shares in respect of the Company Required Shareholder Approval and all matters reasonably necessary for the consummation of the Merger in accordance with the Merger Agreement in accordance with clause 12.6(a)(ii) of the Memorandum;

(e)	to execute any form or forms of proxy in respect of the Voting Shares reasonably requested by Parent appointing any Person nominated by Parent to take any action required to be taken under clause 2.1(a), 2.1(b), 2.1(c) or 2.1(d);

(f)	not to revoke, or attempt to revoke, the terms of any proxy submitted in accordance with clause 2.1(e), either in writing, by attendance at the relevant meeting or otherwise;

(g)	not to attend (and not permit any Representative to attend) and not to vote at or submit any proxy in respect of the Ordinary Class Meeting (and where any Company Ordinary Shares are held by a Nominee on the Shareholder’s behalf, it shall procure that the Nominee does not vote or submit any proxy in respect of the Ordinary Class Meeting);

(h)	not to enter into any agreement, arrangement or understanding to Dispose of or otherwise Encumber any of the Voting Shares (or, where the Voting Shares are held by a Nominee on the Shareholder’s behalf, to procure that the Nominee does not, and does not enter into any agreement, arrangement, or understanding to, Dispose of or otherwise Encumber the Voting Shares), other than (i) by way of cancellation pursuant to the Plan of Merger; (ii) pursuant to a Disposition to an Affiliate which executes a deed of adherence agreeing to be bound by the terms of this Deed as a Shareholder; or (iii) a Permitted Disposal;

(i)	not to exercise any rights of Dissent (or, where the Voting Shares are held by a Nominee on the Shareholder’s behalf, to procure that the Nominee does not exercise any rights of Dissent) in respect of the Voting Shares in connection with the Merger;

(j)	without the prior written consent of Parent, in its capacity as a shareholder of the Company, not to convene, requisition, or join in convening or requisitioning of, any meeting of shareholders of the Company;

(k)	not to enter into any agreement or understanding with any other Person that contravenes any of the foregoing provisions of this clause 2.1;

(l)	not to exercise any voluntary right to convert the Convertible Preference Shares into Company Ordinary Shares (including pursuant to an Early Conversion or a Fundamental Change Conversion, each as defined in the Memorandum) without the prior written consent of Parent; and

(m)	take the actions set forth in Schedule 2;

and P2 shall procure that each Shareholder complies with the agreements, undertakings and covenants above.

3.	REPRESENTATIONS AND WARRANTIES

3.1.	As of the date of this Deed, P2 and each Shareholder represent and warrant to Parent and Merger Sub that:

(a)	the Shareholder is the legal and beneficial holder of all of the Voting Shares listed against its name in Schedule 1 (or, where the Voting Shares are held by a Nominee on the Shareholder’s behalf, that the Shareholder is absolutely and unconditionally entitled to direct that all such Voting Shares be voted by the Nominee on the Shareholder’s behalf);

(b)	all Voting Shares are free from any Encumbrances (other than pursuant to the Governance Agreement, the Prior Agreements or the Memorandum);

(c)	subject to the provisions of the Governance Agreement and the Memorandum, the Shareholder has full power and authority to exercise, or where applicable procure the exercise of, all votes in relation to the Voting Shares in accordance with clause 2.1;

(d)	the Shareholder is not, directly or indirectly, in discussion or negotiations with any other person (other than Parent and its Representatives) with respect to a proposal that constitutes, or would reasonably be expected to lead to, a Company Alternative Proposal;

(e)	the Shareholder has full power and authority to enter into this Deed and to perform the obligations under it;

(f)	the representations and warranties set forth in Schedule 3 are true and correct in all material respects.

3.2.	As of the date of this Deed, each party represents and warrants to each other party that it each has full power and authority to enter into this Deed.

4.	NO OTHER INTEREST

P2 and each Shareholder hereby represent and warrant that it does not have (and no other Affiliate of P2 has) any legal or beneficial interest in the issued or to be issued shares, or any other securities, of the Company or any of its Subsidiaries, other than its interest in the Voting Shares listed in Schedule 1 and that the information set out in Schedule 1 is complete and accurate in all respects.

5.	DOCUMENTATION

Each Shareholder consents to the inclusion of references to the particulars of this Deed and the Shareholder’s holdings of the Voting Shares being included in the public announcement and any other public document concerning the Merger, provided that (except if already in the public domain or except and only to the extent as explicitly required by law or regulation) no reference to any Shareholder or its Affiliates, managers or employees shall be included in any public announcement or document without the prior written consent of P2, such consent not to be unreasonably withheld, delayed or conditioned (provided further that in respect of the initial announcement of the Merger such consent may be provided by P2’s legal counsel to Parent’s legal counsel by email).

6.	POWER OF ATTORNEY

6.1.	In order to secure the performance of P2’s and the Shareholders’ obligations under this undertaking, P2 and each Shareholder hereby appoint Parent (or any representative Parent may nominate in writing) as its attorney, in its name and on its behalf, to vote (and, if applicable, issue all necessary instructions to any Nominee to vote) all Voting Shares to approve the Plan of Merger, the Merger and all associated matters at the General Company Meeting and obtain the Preferred Shareholder Approval and Company Required Shareholder Approval. This Section 6.1 shall be automatically terminated without any action by any party if the Company makes a Relevant Amendment or effects a Company Change of Recommendation in accordance with the terms of the Merger Agreement.

6.2.	The Shareholders agrees that this power of attorney is given by way of security, for valuable consideration and except as provided above is irrevocable until this Deed is terminated.

7.	EXCLUSIVITY

7.1.	P2 and the Shareholders shall notify the Company promptly (and in any event within 48 hours) following receipt by it or any of its Representatives of: (a) any approach to discuss any potential Company Alternative Proposal; or (b) any Company Alternative Proposal, in each case communicated to it by a person other than the Company.

7.2.	P2 and the Shareholders agree to, and shall cause their Representatives to, immediately terminate and cease any discussions or negotiations currently being conducted with respect to any proposal that constitutes, or would reasonably be expected to lead to, a Company Alternative Proposal.

7.3.	Unless the Company effects a Company Change of Recommendation in accordance with the terms of the Merger Agreement, P2, the Shareholders and their respective Affiliates and Representatives shall not make any public statement supporting any Company Alternative Proposal.

8.	TERMINATION

8.1.	This Deed may be terminated by either Parent or P2, if:

(a)	the Merger Agreement is terminated in accordance with Article VIII of the Merger Agreement;

(b)	Parent announces or notifies P2 in writing that it does not intend to proceed with the Merger; or

(c)	if otherwise agreed in writing by Parent and P2.

8.2.	Where a party has a right to terminate this Deed, that right for all purposes will be validly exercised if the party delivers a notice in writing to the other party stating that it terminates this Deed.

8.3.	In the event that a party terminates this Deed, or if this Deed otherwise terminates in accordance with its terms, this Deed will become void and have no effect, other than:

(a)	this clause 8 and clauses 1 and 9 to 18 inclusive, which will survive termination; and

(b)	in respect of any liability for a pre-termination breach of this Deed.

9.	ENTIRE AGREEMENT

9.1.	This Deed constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

10.	FURTHER ASSURANCE

10.1.	Each party must promptly at its own cost do all things (including executing all documents) necessary or desirable to give full effect to this Deed.

11.	TIME OF THE ESSENCE

11.1.	Any time, date or period mentioned in this undertaking may be extended by mutual agreement but as regards any time, date or period originally fixed or as extended, time shall be of the essence.

12.	REMEDIES

12.1.	It is acknowledged by the Shareholders that this Deed is entered into to induce Parent and Merger Sub to enter into the Merger Agreement and implement the Merger and is entered into for valuable consideration.

12.2.	Each Shareholder agrees that, if it fails to fulfil, or breaches, any of its obligations under clause 2.1, damages would not be an adequate remedy and accordingly Parent and Merger Sub shall be entitled to specific performance or other equitable relief.

13.	VARIATION

13.1.	An amendment or variation to this Deed is not effective unless it is in writing and signed by each party.

14.	SEVERABILITY

14.1.	If a clause or subclause of this Deed is unenforceable, illegal or void, or makes this Deed or any part of it unenforceable, illegal or void, then that clause or subclause is severed and the rest of this Deed remains in force.

15.	WAIVER

15.1.	A party’s failure or delay to exercise a power or right does not operate as a waiver of that power or right.

15.2.	The exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right.

15.3.	A waiver is not effective unless it is in writing.

15.4.	Waiver of a power or right is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

16.	NOTICES

16.1.	A notice or other communication connected with this Deed (“Notice”) has no legal effect unless it is in writing.

16.2.	A Notice may be:

(a)	sent by prepaid post to the address for service of the addressee (or airmail where the addressee is in a different jurisdiction from where the Notice is sent);

(b)	sent by facsimile to the facsimile number of the addressee;

(c)	electronic mail to the electronic mail address of the addressee; or

(d)	delivered at the address for service of the addressee.

16.3.	If the Notice is sent or delivered in a manner provided by clause 16.2, it shall be deemed to be received by the party to which it is addressed as of the date so telecommunicated, personally delivered or mailed.

(a)	Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

(b)	Any notice received by facsimile transmission or email or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day.

16.4.	Parent’s and Merger Sub’s address for notices is as follows:

Address:	Hovegaden 630, DK-2640 Hedehusene, Denmark
Attention:	Peter Ring, General Counsel
Facsimile:	+45 43 20 30 98

with copies to:	Michal Berkner michal.berkner@skadden.com Fax: +44 20 7519 7000

Dan Moalem dmo@mwblaw.dk

Anton Goldstein anton.goldstein@conyersdill.com

16.5.	Any party may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later.

16.6.	P2’s and the Shareholders’ address for service is set out in Item 1 of Schedule 1 and a copy of any such notice shall be sent to:

Andrew L. Bab Debevoise & Plimpton LLP 919 Avenue New York, New York 10022 Fax: +1 212 521 7323 Email: albab@debevoise.com

17.	CONFIDENTIALITY

17.1.	The Shareholders acknowledge that the Confidential Information constitutes price sensitive information.

17.2.	The Shareholders shall (and shall ensure that each of its Representatives shall) maintain the Confidential Information in confidence and not disclose the Confidential Information to any person except as permitted by clause 17.3 or with the prior written consent of Parent.

17.3.	Clause 17.2 shall not prevent disclosure by the Shareholder or its Representatives (a) to the extent that disclosure is required by Law or by any Governmental Entity having applicable jurisdiction (provided that, if lawful and practicable, the Shareholder shall first inform Parent of its intention to disclose such information and take into account the reasonable comments of Parent); (b) to limited partners of the Shareholders provided they are informed of the confidential and price sensitive nature of such information (if applicable).

18.	GOVERNING LAW AND JURISDICTION

18.1.	This Deed and any non-contractual obligations arising out of or in connection with this it, shall be governed by and interpreted in accordance with, British Virgin Islands law. Each party irrevocably submits to the exclusive jurisdiction of the courts of the British Virgin Islands in respect of any dispute or claim arising out of or in connection with this Deed or subject of matter (including non-contractual disputes or claims).

19.	COUNTERPARTS

19.1.	This Deed may be executed in any number of counterparts (including by way of facsimile) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

EXECUTED AND DELIVERED AS A DEED on the date first written above.

EXECUTED by	) /s/ Jens Lund
DSV A/S	)
as a Deed in the presence of:-)

Witness Signature:	/s/ Anders K.D. Pedersen

Witness Name:	Anders K.D. Pedersen

Witness Address:	Jens Otto Krags Gade 8.21
2300 Kobenhavn S, DK

Witness Occupation:	Attorney

EXECUTED by	) /s/ Jens Lund
Louvre Acquisitinco, Inc.	)
as a Deed in the presence of:-)

Witness Signature:	/s/ Anders K.D. Pedersen

Witness Name:	Anders K.D. Pedersen

Witness Address:	Jens Otto Krags Gade 8.21
2300 Koberhavn S, DK

Witness Occupation:	Attorney

EXECUTED AND DELIVERED AS A DEED	P2 Capital Master Fund I, L.P. By: P2 Capital Partners, LLC as Investment Manager

	By:	/s/ Claus Moller
Name: Claus Moller
Title: Managing Member

P2 Capital Master Fund V, L.P. By: P2 Capital Partners, LLC as Investment Manager

By:	/s/ Claus Moller
Name: Claus Moller
Title: Managing Member

P2 Capital Master Fund VI, L.P. By: P2 Capital Partners, LLC as Investment Manager

By:	/s/ Claus Moller
Name: Claus Moller
Title: Managing Member

P2 Capital Master Fund VIII, LLC By: P2 Capital Partners, LLC as Investment Manager

By:	/s/ Claus Moller
Name: Claus Moller
Title: Managing Member

P2 Capital Master Fund X, L.P. By: P2 Capital Partners, LLC as Investment Manager

By:	/s/ Claus Moller
Name: Claus Moller
Title: Managing Member

P2 Capital Partners, LLC

By:	/s/ Claus Moller
Name: Claus Moller
Title: Managing Member